VOTING AGREEMENT

     THIS VOTING AGREEMENT ("Agreement"), dated this 19th day of November, 2001, by and among NEIL M. KAUFMAN, with an office at 50 Charles Lindbergh Boulevard, Suite 206, Mitchel Field, New York 11553, VINCENT DISPIGNO, with an office at 3512 Veterans Memorial Highway, Bohemia, New York 11716, DAVID N. SALAV, with an office at 3512 Veterans Memorial Highway, Bohemia, New York 11716 (each a "Party" and collectively, the "Parties") and Vizacom Inc., a Delaware corporation with offices at 3512 Veterans Memorial Highway, Bohemia, New York 11716.

                              W I T N E S S E T H:
                               - - - - - - - - - -

     WHEREAS, Vizacom Inc., a Delaware corporation (the "Company") has executed an Agreement and Plan of Merger (the "Merger Agreement"), dated as of November 19, 2001, by and among the Company, SpaceLogix Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company ("Merger Sub"), and SpaceLogix, Inc., a Delaware corporation ("Seller"), pursuant to which Seller has agreed to merge with and into Merger Sub (the "Merger");

     WHEREAS, in connection with the Merger, the Company has agreed to issue to the shareholders of Seller shares of the Company's common stock, par value $.001 per share (the "Common Stock"), and warrants or options to purchase Common Stock;

     WHEREAS, the Company intends to seek the approval of its shareholders in connection with such issuance;

     WHEREAS, pursuant to Section 5.1 of the Merger Agreement, the Company has requested the Parties to agree to vote in favor of such issuance; and

     WHEREAS, the Parties believe that it is in their mutual best interests to vote their shares of Common Stock in favor of such issuance.

     NOW, THEREFORE, in consideration of the premises and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

     1. Voting. Each Party hereby covenants and agrees to vote, at all meetings of the stockholders of the Company however called at any time, and in all actions by written consent of the stockholders of the Company at any time, all voting securities of the Company (whether now owned or hereafter acquired) which each such Party owns beneficially or of record (within the meaning of Rule 13(d)(3) promulgated under the Securities Exchange Act of 1934) in favor of the issuance of the Common Stock, including Common Stock underlying options and warrants, to the stockholders of Seller contemplated by the Merger Agreement.


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     2.  Governing  Law.  This  Agreement  shall be construed,  interpreted  and enforced in accordance with and shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of laws or the actual domiciles of the Parties.

     3. Binding Effect. This Agreement shall bind and inure to the benefit of the Parties, their successors and assigns.

     4. Notices. All notices, requests, demands and other communications which are required to be or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given when: (a) transmitted by facsimile transmission electronically confirmed for receipt, (b) delivered by hand against written receipt therefor, (c) received after dispatch by Express Mail, Federal Express, other overnight delivery service or by certified or registered first class mail return receipt requested, in any such case with delivery charges prepaid, to the party to whom the same is so given or made, at the following addresses (or such other address as shall be provided by notice in accordance with this Section 4):

          (a)  If to Neil M. Kaufman, to:

               c/o Kaufman & Moomjian, LLC
               50 Charles Lindbergh Blvd., Suite 206
               Mitchel Field, New York 11553
               Attention: Neil M. Kaufman, Esq.
               Facsimile: (516) 222-5110

          (b)  If to Vincent DiSpigno, to:

               c/o Vizacom Inc.
               3512 Veterans Memorial Highway
               Bohemia, New York 11716
               Attention: Vincent DiSpigno
               Facsimile: (631) 580-5489

          (c)  If to David N. Salav, to:

               c/o Vizacom Inc.
               3512 Veterans Memorial Highway
               Bohemia, New York 11716
               Attention: David N. Salav
               Facsimile: (631) 580-5489

     5. Headings. The headings in this Agreement are for purposes of reference only and shall not be considered in construing this Agreement.

     6. Counterparts. This Agreement may be executed in counterparts, all of which shall be deemed to be duplicate originals.

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


     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

                                   VIZACOM INC.


                                   By:       /s/ Vincent DiSpigno
                                       -------------------------------
                                       Name:  Vincent DiSpigno
                                       Title: President

                                             /s/ Neil M. Kaufman
                                       -------------------------------
                                       Neil M. Kaufman

                                             /s/ Vincent DiSpigno
                                       ---------------------------------
                                       Vincent DiSpigno

                                            /s/ David N. Salav
                                       -------------------------------
                                       David N. Salav


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